Clorox Reports Q2 Fiscal Year 2026 Results, Confirms Outlook

OAKLAND, Calif., Feb. 3, 2026 — The Clorox Company (NYSE: CLX) today reported results for the second quarter of fiscal year 2026, which ended December 31, 2025.
Second-Quarter Fiscal Year 2026 Summary
Following is a summary of key results for the second quarter. All comparisons are with the second quarter of fiscal year 2025 unless otherwise stated.
•Net sales decreased 1% to $1.67 billion, primarily driven by lower consumption and partially offset by shipments ahead of consumption for several businesses. Organic sales1 decreased 1%.
•Gross margin decreased 60 basis points to 43.2% from 43.8% in the year-ago quarter, primarily driven by higher manufacturing and logistics costs, partially offset by cost savings.
•Diluted net earnings per share (diluted EPS) decreased 16% to $1.29 from $1.54 in the year-ago quarter. This includes lapping cyberattack insurance recoveries, as well as lower costs related to the company's investment in its digital capabilities and productivity enhancements in the current period.
•Adjusted EPS1 decreased 10% to $1.39 from $1.55 in the year-ago quarter, primarily due to lapping tax rate benefits in the prior period and lower gross profit.
•Year-to-date net cash provided by operations was $404 million compared to $401 million in the year-ago period, representing a 1% increase.
“Our second‑quarter results were generally in line with our expectations and reflect continued progress against our strategic priorities. These results support our ability to reaffirm our fiscal year outlook in what remains a challenging and volatile environment," said Chair and CEO Linda Rendle. “We remain laser-focused on executing our back-half plans, supported by a strong slate of innovation and investments. At the same time, we are advancing our transformation and are excited to expand our leadership position in health and hygiene through our recently announced acquisition of GOJO Industries. We are well positioned to deliver more consistent, profitable growth and long-term shareholder value."
This press release includes certain non-GAAP financial measures. See "Non-GAAP Financial Information" at the end of this press release for more details.
1Organic sales growth / (decrease) and adjusted EPS are non-GAAP measures. See Non-GAAP Financial Information at the end of this press release for reconciliations to the most comparable GAAP measures.

Strategic and Operational Highlights
The following are recent strategic and operational highlights:
•Entered into a definitive agreement to acquire GOJO Industries, adding Purell® to the company’s portfolio of trusted brands and expanding its position in health and hygiene for consumers and businesses around the world.
•Successfully completed the final phase of its U.S. ERP implementation in January, marking a major milestone in the company's digital transformation.
•Introduced new products across its portfolio, including the new allergen-neutralizing platform, Clorox PURE, expanded scent offerings for Clorox Scentiva Bleach, Glad's first liquid-locking ForceFlex MaxStrength LeakGuard Trash Bags, Burt’s Bees' trend-forward Lip Butter and Lip Oil, along with limited-edition holiday offerings such as Kingsford Christmas Coal and Burt’s Bees holiday gift sets.
•The company was named among America’s Most Responsible Companies in 2026 by Newsweek.
Key Segment Results
The following is a summary of key second-quarter results by reportable segment. All comparisons are with the second quarter of fiscal year 2025 unless otherwise stated.
Health and Wellness (Cleaning; Professional Products)
•Net sales increased 2%, driven by 2 points of higher volume, primarily due to incremental shipments related to the final phase of the ERP transition and strong shipments in Professional Products.
•Segment adjusted EBIT2 decreased 2%, primarily due to higher manufacturing and logistics costs, partially offset by higher net sales.
Household (Bags and Wraps; Cat Litter; Grilling)
•Net sales decreased 6%, driven by 3 points of lower volume and 3 points of unfavorable price mix. The volume decrease was primarily due to lower consumption. Unfavorable price mix was primarily due to a shift to larger sizes in Bags and Wraps.

•Segment adjusted EBIT decreased 54%, mainly due to higher manufacturing and logistics costs and lower net sales, partially offset by cost savings.
Lifestyle (Food; Water Filtration; Natural Personal Care)
•Net sales decreased 5%, driven by 5 points of lower volume primarily due to lower consumption.

•Segment adjusted EBIT increased 3%, primarily due to lower advertising investments and partially offset by lower net sales.
International (Sales Outside the U.S.)
•Net sales increased 7%, mainly driven by favorable price mix, favorable foreign exchange rates and higher volume. Organic sales grew 5%.
•Segment adjusted EBIT increased 48%, primarily due to higher net sales and cost savings.

2 Adjusted EBIT is a non-GAAP measure. See Non-GAAP Financial Information at the end of this press release for reconciliations to the most comparable GAAP measures.

Fiscal Year 2026 Outlook
The company is maintaining its full-year outlook for net sales, gross margin and adjusted EPS. The impact of the order fulfillment challenges experienced earlier in the year, which led to consumption and market share losses, keeps the company's current expectations in the lower end of the range. This outlook does not include the impact from the company’s acquisition of GOJO Industries, which is currently expected to close before the end of fiscal year 2026.
The most significant driver of the company’s fiscal year 2026 outlook is a transitory one. The company shipped about two weeks of inventory ahead of consumption at the end of the fourth-quarter of fiscal year 2025 as retailers built inventory in advance of its ERP transition. The company expected retailers to draw down on these inventories in the first quarter of this fiscal year, resulting in year-over-year shipments decline. From a year-over-year sales growth perspective, the reduction in sales from this inventory draw down translates to about 7.5 points of decline in fiscal year 2026 as compared to the higher base in fiscal year 2025. Inventory draw down is expected to reduce fiscal year 2026 earnings per share by about 90 cents. In comparison to the higher base in fiscal year 2025, this results in a year-over-year reduction of about 30% to fiscal year 2026 diluted earnings per share and about 23% to fiscal year 2026 adjusted earnings per share.
The company is confirming the following elements of its fiscal year 2026 outlook:
•The company still expects net sales to be down 6% to 10%, including less than a point of negative impact from the divestiture of its VMS business. Organic sales are still expected to decrease 5% to 9%, including a negative impact of about 7.5 points related to the reversal of the impact from incremental shipments associated with the ERP transition in the prior year.
•Gross margin is still expected to be down 50 to 100 basis points. The reversal of the impact from incremental shipments associated with ERP transition in the prior fiscal year is expected to result in about 100 basis points of headwinds.
•Selling and administrative expenses are still expected to be about 16% of net sales. It continues to include about 90 basis points of impact from the company's strategic investments in digital capabilities and productivity enhancements.
•Advertising and sales promotion spending is still expected to be about 11% of net sales, reflecting the company's ongoing commitment to invest behind its brands.
•The company's effective tax rate is still expected to be about 24%.
•Fiscal year diluted EPS is still expected to be between $5.60 and $5.95, a year-over-year decrease of 14% to 9%, respectively. This includes the negative impact of about 90 cents related to the reversal of the impact from incremental shipments associated with the ERP transition in the prior fiscal year.
•Adjusted EPS is still expected to be between $5.95 and $6.30, or a decrease between 23% and 18%, respectively. Adjusted EPS excludes the long-term strategic investment in digital capabilities and productivity enhancements, estimated to be about 35 cents. This includes the negative impact of about 90 cents related to the reversal of the impact from incremental shipments associated with the ERP transition in the prior fiscal year.

Net sales (percentage change versus the year ago period)
	Fiscal year 2025 full year	Fiscal year 2026 full year outlook
	Impact	Low	High
Net sales growth / (decrease) (GAAP)	0%	(10)%	(6)%
Add: Foreign Exchange	—	—	—
Add/(Subtract): Divestitures/acquisitions	5	<1	<1
Organic sales growth / (decrease) (non-GAAP)	5%	(9)%	(5)%

Note: Approximate impact from incremental shipments related to ERP transition	3.5%	(7.5)%	(7.5)%

Diluted earnings per share
	Fiscal year 2025 full year	Fiscal year 2026 full year outlook
	Impact	Low	High
As estimated (GAAP)	$6.52	$5.60	$5.95
Loss on divestiture	0.94	—	—
Cyberattack costs, net of insurance recoveries	(0.42)	—	—
Digital capabilities and productivity enhancements investment	0.68	0.35	0.35
As adjusted (non-GAAP)	$7.72	$5.95	$6.30

Note: Approximate impact from incremental shipments related to ERP transition	$0.90	$(0.90)	$(0.90)
Clorox Earnings Conference Call Schedule
At approximately 4:15 p.m. ET today, Clorox will post prepared management remarks regarding its second quarter fiscal year 2026 results.
At 5 p.m. ET today, the company will host a live Q&A audio webcast with Chair and CEO Linda Rendle and Chief Financial Officer Luc Bellet to discuss the results.
Links to the live (and archived) webcast, press release and prepared remarks can be found at Clorox Quarterly Results.

For More Detailed Financial Information
Visit the company’s Quarterly Results for the following:
•Supplemental unaudited volume and sales growth information
•Supplemental unaudited gross margin drivers information
•Supplemental unaudited cash flow information and free cash flow reconciliation
•Supplemental unaudited reconciliation of earnings before interest and taxes (EBIT) and adjusted EBIT
•Supplemental unaudited reconciliation of adjusted earnings per share (EPS)
Note: Percentage and basis-point, or point, changes noted in this press release are calculated based on rounded numbers, except for per-share data and the effective tax rate.
About The Clorox Company
The Clorox Company (NYSE: CLX) champions people to be well and thrive every single day. Headquartered in Oakland, California since 1913, Clorox integrates sustainability into how it does business. Driven by consumer-centric innovation, the company is committed to delivering clearly superior experiences through its trusted brands including Brita®, Burt's Bees®, Clorox®, Fresh Step®, Glad®, Hidden Valley®, Kingsford®, Liquid-Plumr® and Pine-Sol® as well as international brands such as Chux®, Clorinda® and Poett®. Visit thecloroxcompany.com to learn more.
Clorox Media Contact:
corporate.communications@clorox.com
Clorox Investor Relations Contact:
investorrelations@clorox.com
CLX-F

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, the planned acquisition of GOJO and the timing thereof, the expected impact of the planned acquisition on the company’s net sales, earnings performance, profitability, cash flow, leverage and other financial measures, and any such forward-looking statements involve risks, assumptions and uncertainties. Except for historical information, statements about future volumes, sales, organic sales growth, foreign currencies, costs, cost savings, margins, earnings, earnings per share, including as a result of the GOJO acquisition, diluted earnings per share, foreign currency exchange rates, tax rates, cash flows, plans, objectives, expectations, growth or profitability are forward-looking statements based on management's estimates, beliefs, assumptions and projections. Words such as "could," "may," "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "will," "predicts," and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management's expectations, are described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2025, as updated from time to time in the company's Securities and Exchange Commission filings. These factors include, but are not limited to: occurrence of any event, change or other circumstance that could give rise to the termination of the GOJO acquisition agreement; the risk that the conditions to the completion of the proposed acquisition (including regulatory approval) are not satisfied in a timely manner or at all; the risks arising from the integration of the GOJO business; the uncertainty of rating agency actions; the risk that the anticipated benefits and synergies of the proposed acquisition may not be realized when expected or at all; the risk that the proposed acquisition may not be completed in a timely manner or at all; the risk of unexpected costs or expenses resulting from the proposed acquisition, including the costs of financing; the risk of litigation related to the proposed acquisition, including resulting expense or delay; the risks related to disruption to ongoing business operations of the company and GOJO and diversion of time of management of the company and GOJO as a result of the proposed acquisition; the risk that the proposed acquisition may have an adverse effect on the ability of the company and GOJO to retain key personnel, customers and suppliers; the risk that the credit ratings of the company decline following the proposed acquisition; the risk that the announcement or the consummation of the proposed acquisition has a negative effect on the market price of the common stock of the company or on the company’s or GOJO’s operating results; unfavorable general economic and geopolitical conditions beyond our control, including inflation, supply chain disruptions, labor shortages, wage pressures, fuel and energy costs, interest rate fluctuations, foreign currency exchange rate fluctuations, weather events or natural disasters, disease outbreaks or pandemics, terrorism, and unstable geopolitical conditions, including ongoing conflicts and rising tensions in various parts of the world, as well as macroeconomic and geopolitical volatility and uncertainty as a result of a number of these and other factors, including actual and potential shifts in U.S. and foreign trade policies, including as a result of escalating trade tensions between the U.S. and its trading partners, especially China, particularly as a result of the imposition of U.S. and retaliatory tariffs; the impact of market and category declines, and the company’s product and geographic mix on its ability to meet sales growth targets; the company’s ability to successfully execute or realize the anticipated benefits of its strategic or transformational initiatives, including the ERP transition and the related timing and volume of shipment movement related to the ERP transition; the impact of the changing retail environment, including the growth of alternative retail channels and business models, and changing consumer preferences; intense competition in the company's markets; volatility and increases in the costs of raw materials, energy, transportation, labor and other necessary supplies or services; risks related to supply chain issues, product shortages and disruptions to the business, as a result of increased supply chain dependencies due to an expanded supplier network and a reliance on certain single-source suppliers; risks related to the company's use of and reliance on information technology systems, including potential and actual security breaches, cyberattacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or company information, business, service or operational disruptions, or that impact the company's financial results or financial reporting, or any resulting unfavorable outcomes, increased costs or legal proceedings; the ability of the company to innovate and to develop and introduce commercially successful products, or expand into adjacent categories and countries; the ability of the company to successfully manage global political, legal, tax and regulatory risks, including due to regulatory uncertainty and lack of regulatory convergence among different jurisdictions; lower revenue, increased costs, other financial statement impacts or reputational harm resulting from government actions, compliance with regulations, or any material costs imposed by changes in regulation; the company's ability to maintain its business reputation and the reputation of its brands and products; dependence on key customers and risks related to customer consolidation and ordering patterns; the company's ability to attract and retain key personnel, which may continue to be impacted by challenges in the labor market, such as increasing labor costs and sustained labor shortages; changes to our processes and procedures as a result of our digital capabilities and productivity enhancements that may result in changes to the company's internal controls over financial reporting; risks related to the company’s acquisition of The Procter & Gamble Company’s interest in the Glad business and continued operation of the Glad business; risks related to international operations and international trade, including changing macroeconomic conditions as a result of inflation, volatile commodity prices and increases in raw and packaging materials prices, labor, energy and logistics; global economic or political instability; foreign currency fluctuations, such as devaluations, and foreign currency exchange rate controls; changes in governmental policies, including trade policy and tariffs, travel or immigration restrictions, new or additional tariffs, and price or other controls; labor claims and civil unrest; potential operational or supply chain disruptions from wars and military conflicts, including ongoing conflicts and rising tensions in the Middle East and/or Ukraine and rising tensions between China and Taiwan; potential negative impact and liabilities from the use, storage and transportation of chlorine in certain international markets where chlorine is used in the production of bleach; widespread health emergencies; and the possibility of nationalization, expropriation of assets or other government action or inaction, including the impacts of any prolonged U.S. government shutdown; the impact of climate change and other sustainability issues on sales, operating costs, reputation or stakeholder relationships; the impact of product liability claims, labor claims and other legal, governmental or tax proceedings, including in foreign jurisdictions and in connection with any product recalls; risks relating to acquisitions, new ventures and divestitures, and associated costs, including for asset impairment charges related to, among others, intangible assets, including trademarks and goodwill; and the ability to complete announced transactions, including the acquisition of GOJO, and, if completed, integration costs and potential contingent liabilities related to those transactions; the accuracy of the company's estimates and assumptions on which its financial projections, including any sales or earnings guidance or outlook it may provide from time to time, are based; risks related to our reliance on third-party service providers, including inability to meet cost savings or efficiencies, business or systems disruptions, and other liabilities, including legal or regulatory risk; environmental matters, including costs associated with the remediation and monitoring of past contamination, and possible increases in costs resulting from actions by relevant regulators, and the handling and/or transportation of hazardous substances; the company's ability to effectively utilize, assert and defend its intellectual property rights, and any infringement or claimed infringement by the company of third-party intellectual property rights; the effect of the company's indebtedness and credit rating on its business operations and financial results and the company's ability to access capital markets and other funding sources, as well as the cost of capital to the company; the company's ability to pay and declare dividends or repurchase its stock in the future; and the impacts of potential stockholder activism.

The company's forward-looking statements in this press release are based on management's current views, beliefs, assumptions and expectations regarding future events and speak only as of the date of this press release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Non-GAAP Financial Information
•This press release contains non-GAAP financial information related to organic sales growth / (decrease), adjusted EPS and segment adjusted EBIT for the second quarter of fiscal year 2026, as well as organic sales growth/(decrease) and adjusted EPS outlook for fiscal year 2026. The reasons management believes these measures are useful to investors are described below. Certain non-GAAP financial measures may be considered in determining incentive compensation.
•Clorox defines organic sales growth / (decrease) as GAAP net sales growth / (decrease) excluding the effect of foreign exchange rate changes and any acquisitions or divestitures.

•Organic sales growth/(decrease) outlook for fiscal year 2026 excludes less than a point of negative impact from the divestiture of its VMS business and foreign exchange rate changes.
•Management believes that the presentation of organic sales growth / (decrease) is useful to investors because it excludes sales from any acquisitions and divestitures, which results in a comparison of sales only from the businesses that the company was operating and expects to continue to operate throughout the relevant periods, and the company's estimate of the impact of foreign exchange rate changes, which are difficult to predict and out of the control of the company and management. However, organic sales growth / (decrease) may not be the same as similar measures provided by other companies due to potential differences in methods of calculation or differences in which items are incorporated into these adjustments.
•Adjusted EPS is defined as diluted earnings per share that excludes or has otherwise been adjusted for significant items that are nonrecurring or unusual. The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
•Adjusted EPS is supplemental information that management uses to help evaluate the company's historical and prospective financial performance on a consistent basis over time. Management believes that by adjusting for certain items affecting comparability of performance over time, such as the pension settlement charge, incremental costs and insurance recoveries related to the August 2023 cyberattack, asset impairments, charges related to the digital capabilities and productivity enhancements investment, transaction and integration costs related to acquisitions, significant losses related to divestitures and other nonrecurring or unusual items, investors and management are able to gain additional insight into the company's underlying operating performance on a consistent basis over time. However, adjusted EPS may not be the same as similar measures provided by other companies due to potential differences in methods of calculation or differences in which items are incorporated into these adjustments.
•Adjusted EBIT represents earnings (losses) before income taxes excluding interest income, interest expense and other significant items that are nonrecurring or unusual (such as the pension settlement charge, incremental costs, net of insurance recoveries, related to the August 2023 cyberattack, asset impairments, charges related to the digital capabilities and productivity enhancements investment, transaction and integration costs related to acquisitions, significant losses related to divestitures and other nonrecurring or unusual items impacting comparability during the period). The company uses this measure to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance, and allocate resources to each segment. Management believes that the presentation of adjusted EBIT excluding these items is useful to investors to assess operating performance on a consistent basis by removing the impact of the items that management believes do not directly reflect the performance of each segment's underlying operations. However, adjusted EBIT may not be the same as similar measures provided by other companies due to potential differences in methods of calculation or differences in which items are incorporated into these adjustments.
•The reconciliation tables below refer to the equivalent GAAP measures adjusted as applicable for the following items:
Digital Capabilities and Productivity Enhancements Investment
As announced in August 2021, the company plans to invest in transformative technologies and processes over a five-year period. This investment began in fiscal year 2022, and includes replacement of the company's ERP system and transitioning to a cloud-based platform as well as the implementation of a suite of other digital technologies. The total incremental transformational investment is expected to be approximately $580 million. It is expected that these implementations will generate efficiencies and transform the company's operations in the areas of supply chain, digital commerce, innovation, brand building and more over the long term.

Of the total investment, approximately 75% is expected to represent incremental operating costs primarily recorded within selling and administrative expenses to be adjusted from reported EPS for purposes of disclosing adjusted EPS through fiscal year 2026. About 70% of these operating costs are expected to be related to the implementation of the ERP, with the remaining costs primarily related to the implementation of complementary technologies.
Due to the nature, scope and magnitude of this investment, these costs are considered by management to represent incremental transformational costs above the historical normal level of spending for information technology to support operations. Since these strategic investments, including incremental operating costs, will cease at the end of the investment period, are not expected to recur in the foreseeable future and are not considered representative of the company's underlying operating performance, the company's management believes presenting these costs as an adjustment in the non-GAAP results provides additional information to investors about trends in the company's operations and is useful for period-over-period comparisons. It also allows investors to view underlying operating results in the same manner as they are viewed by company management.

The following table provides reconciliation of organic sales growth / (decrease) (non-GAAP) to net sales growth / (decrease), the most comparable GAAP measure:

	Three months ended December 31, 2025
	Percentage change versus the year-ago period
	Health and Wellness	Household	Lifestyle	International	Total Company (1)
Net sales growth / (decrease) (GAAP)	2%	(6)%	(5)%	7%	(1)%
Add: Foreign exchange	—	—	—	(2)	—
Organic sales growth / (decrease) (non-GAAP)	2%	(6)%	(5)%	5%	(1)%
(1)Total Company includes Corporate and Other. Corporate and Other includes the results of the Better Health VMS business through the date of divestiture.

The following tables provide reconciliations of adjusted diluted earnings per share (non-GAAP) to diluted earnings per share, the most comparable GAAP measure:

Adjusted Diluted Earnings Per Share (EPS)
(Dollars in millions except per share data)

	Diluted earnings per share
	Three months ended
	12/31/2025	12/31/2024	% Change
As reported (GAAP)	$1.29	$1.54	(16)%
Cyberattack costs, net of insurance recoveries (1)	—	(0.15)
Digital capabilities and productivity enhancements investment (2)	0.10	0.16
As adjusted (non-GAAP)	$1.39	$1.55	(10)%

(1)During the three months ended December 31, 2024, the company recognized approximately $25 ($19 after tax) of insurance recoveries related to the cyberattack.

(2)During the three months ended December 31, 2025, the company incurred approximately $17 ($13 after tax), and during the three months ended December 31, 2024, the company incurred approximately $26 ($20 after tax) of operating expenses related to its digital capabilities and productivity enhancements investment. The expenses relate to the following:

	Three months ended
	12/31/2025	12/31/2024
External consulting fees (a)	$14	$17
IT project personnel costs (b)	1	2
Other (c)	2	7
Total	$17	$26

(a)Comprised of third-party consulting fees incurred to assist in the project management and end-to-end systems integration of this transformative investment. The company relies on consultants for certain capabilities required for these programs that the company does not maintain internally. These costs support the implementation of these programs incremental to the company's normal IT costs and will not be incurred following implementation.

(b)Comprised of labor costs associated with internal IT project management teams that are utilized to oversee the new system implementations. Given the magnitude and transformative nature of the implementations planned, the necessary project management costs are incremental to the historical levels of spend and will no longer be incurred subsequent to implementation. As a result of this long-term strategic investment, the company considers these costs not reflective of the ongoing costs to operate its business.

(c)Comprised of various other expenses associated with the company’s new system implementations, including company personnel dedicated to the project that have been backfilled with either permanent or temporary resources in positions that are considered part of normal operating expenses.

	Full year 2026 outlook (estimated range)
	Diluted earnings per share
	Low	High
As estimated (GAAP)	$5.60	$5.95
Digital capabilities and productivity enhancements investment (3)	0.35	0.35
As adjusted (non-GAAP)	$5.95	$6.30

(3)In fiscal year 2026, the company expects to incur approximately $60 ($46 after tax) of operating expenses related to its digital capabilities and productivity enhancements investment.

The following table provides reconciliation of adjusted EBIT (non-GAAP) to earnings before income taxes, the most comparable GAAP measure:

	Reconciliation of earnings before income taxes to adjusted EBIT
	Three months ended
	12/31/2025	12/31/2024
Earnings before income taxes	$215	$237
Interest income	(1)	(2)
Interest expense	25	22
Cyberattack costs, net of insurance recoveries	—	(25)
Digital capabilities and productivity enhancements investment	17	26
Adjusted EBIT	$256	$258

Condensed Consolidated Statements of Earnings (Unaudited)
Dollars in millions, except per share data
	Three months ended
	12/31/2025	12/31/2024
Net sales	$1,673	$1,686
Cost of products sold	951	948
Gross profit	722	738
Selling and administrative expenses	262	280
Advertising costs	190	191
Research and development costs	29	31
Interest expense	25	22
Other (income) expense, net	1	(23)
Earnings before income taxes	215	237
Income tax expense	54	43
Net earnings	161	194
Less: Net earnings attributable to noncontrolling interests	4	1
Net earnings attributable to Clorox	$157	$193

Net earnings per share attributable to Clorox
Basic net earnings per share	$1.29	$1.55
Diluted net earnings per share	$1.29	$1.54

Weighted average shares outstanding (in thousands)
Basic	121,602	123,766
Diluted	121,915	124,662

Reportable Segment Information
(Unaudited)
Dollars in millions

	Net sales
	Three months ended
	12/31/2025	12/31/2024	% Change(1)
Health and Wellness	$643	$628	2%
Household	419	446	(6)
Lifestyle	321	338	(5)
International	294	274	7
Reportable segment total	1,677	1,686
Corporate and Other	(4)	—	100
Total	$1,673	$1,686	(1)%

	Segment adjusted EBIT
	Three months ended
	12/31/2025	12/31/2024	% Change(1)
Health and Wellness	$190	$193	(2)%
Household	22	48	(54)%
Lifestyle	72	70	3%
International	31	21	48%
Reportable segment total	315	332
Corporate and Other	(59)	(74)
Interest income	1	2
Interest expense	(25)	(22)
Cyberattack costs, net of insurance recoveries (2)	—	25
Digital capabilities and productivity enhancements investment (3)	(17)	(26)
Earnings before income taxes	$215	$237	(9)%

(1)Percentages based on rounded numbers.
(2)Represents cyberattack insurance recoveries of $25 ($19 after tax) for the three months ended December 31, 2024.
(3)Represents expenses related to the company's digital capabilities and productivity enhancements investment of $17 ($13 after tax) and $26 ($20 after tax) for the three months ended December 31, 2025 and 2024, respectively.

Condensed Consolidated Balance Sheets
Dollars in millions
	12/31/2025	6/30/2025	12/31/2024
	(Unaudited)		(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$227	$167	$290
Receivables, net	671	821	603
Inventories, net	608	523	592
Prepaid expenses and other current assets	222	97	147
Total current assets	1,728	1,608	1,632
Property, plant and equipment, net	1,247	1,267	1,242
Operating lease right-of-use assets	368	333	362
Goodwill	1,231	1,229	1,219
Trademarks, net	502	502	501
Other intangible assets, net	54	64	73
Other assets	483	558	548
Total assets	$5,613	$5,561	$5,577

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes and loans payable	$307	$4	$189
Current operating lease liabilities	83	87	81
Accounts payable and accrued liabilities	1,957	1,828	1,460
Total current liabilities	2,347	1,919	1,730
Long-term debt	2,486	2,484	2,483
Long-term operating lease liabilities	341	305	339
Other liabilities	385	351	882
Deferred income taxes	19	20	22
Total liabilities	5,578	5,079	5,456
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—	—
Common stock	131	131	131
Additional paid-in capital	1,304	1,319	1,287
Retained earnings	190	432	68
Treasury stock	(1,591)	(1,404)	(1,346)
Accumulated other comprehensive net (loss) income	(159)	(157)	(181)
Total Clorox stockholders’ (deficit) equity	(125)	321	(41)
Noncontrolling interests	160	161	162
Total stockholders’ equity	35	482	121
Total liabilities and stockholders’ equity	$5,613	$5,561	$5,577